Exhibit 10.32

PORTOLA PHARMACEUTICALS, INC.

PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

2013 EQUITY INCENTIVE PLAN

Portola Pharmaceuticals, Inc. (the “Company”), pursuant to its 2013 Equity Incentive Plan (the “Plan” ), hereby awards to Participant a Performance Stock Unit Award (the  “Award” ) in respect of the number of Performance Stock Units (“ PSUs ”) set forth below.  The Award is subject to all of the terms and conditions as set forth herein, including the Performance and Vesting Criteria set forth below, the Plan and the Performance Stock Unit Award Agreement (the “PSU Agreement” ).  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the PSU Agreement, as applicable.  Except as provided herein, in the event of any conflict between such provisions, the terms of the Plan shall control.

Participant:
Employee ID:
Grant Number:
Date of Grant:
Number of Shares Subject to Award:
Performance Period:	____________________________________

Performance Metrics and Vesting Terms: PSUs subject to the Award shall be earned and vested as described below, with shares of the Company’s Common Stock to be issued for each vested PSU in accordance with Section 6 of the PSU Agreement:

[insert vesting schedule]

In order for either of the goals above to be considered to have been met and for the related PSUs to be vested, the Committee must have certified the achievement of such goals.  The certification date shall be considered the vesting date with respect to the PSUs to which such certification relates.  Such certification shall occur within sixty (60) days following end of the relevant quarter referenced in paragraphs 1 and 2 above and shall occur in a manner that is in compliance with the requirements of Section 162(m) of the Code to the extent necessary to comply with Section 162(m) of the Code.  Settlement of the PSU is contingent upon the Participant remaining in the Continuous Service of the Company through the settlement date.

For the avoidance of doubt, for purposes of a Change in Control, (a) PSUs are considered “other stock rights with respect to stock of the Company” for purposes of Section 2.2(b) of the Executive Severance Benefits Agreement between the Participant and the Company, and (b) this PSU Award, including any unearned, un-forfeited PSUs, shall continue in effect or otherwise be subject to disposition under the transaction agreement as a Stock Award, pursuant to Section 9(c) of the Plan (relating to Corporate Transactions), with adjustment of any Performance Metrics to apply after the Change in Control as provided in Section 3(a) of the PSU Agreement.

Mandatory Sale to Cover Withholding Taxes:  As a condition to acceptance of this award, to the fullest extent permitted under the Plan and applicable law, withholding taxes will be satisfied through the sale of a number of the shares subject to the Award as determined in accordance with Section 11 of the Award Agreement and the remittance of the cash proceeds to the Company. Under the Award Agreement, the Company is authorized and directed by the Participant to make payment from the cash proceeds of this sale directly to the appropriate taxing authorities in an amount equal to the taxes required to be withheld.  The mandatory sale of shares to cover withholding taxes is imposed by the Company on the Participant in connection with the receipt of this Award, and it is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to meet the requirements of Rule 10b5-1(c) .

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the PSU Agreement and the Plan.  Participant further acknowledges that as of the Date of Grant, this Grant Notice, the PSU Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersedes all prior oral and written agreements on that subject.

Portola Pharmaceuticals, Inc.	Participant
By:
Signature	Signature
Date:	Date:

ATTACHMENTS: Performance Stock Unit Award Agreement and 2013 Equity Incentive Plan